THIRD AMENDMENT TO
LOAN AND SECURITY AGREEMENT
This THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of June 14, 2019, by and among OXFORD FINANCE LLC (“Oxford”) as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement or otherwise a party thereto from time to time including, without limitation, Oxford in its capacity as a Lender, and SILICON VALLEY BANK (in such capacity, each a “Lender” and collectively, “Lenders”), and HALOZYME THERAPEUTICS, INC., a Delaware corporation (“Parent”), and HALOZYME, INC., a California corporation (“Halozyme” and together with Parent, individually and collectively, jointly and severally, “Borrower”).
RECITALS
A.Collateral Agent, Lenders and Borrower have entered into that certain Loan and Security Agreement dated as of June 7, 2016 (as amended by that certain Consent, Release, and First Amendment to Loan and Security Agreement, dated as of December 21, 2016, and that certain Consent, Release, and Second Amendment to Loan and Security Agreement, dated as of November 21, 2017, and as may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”). Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.
B.    Borrower, the Lenders and Collateral Agent desire to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.    Clause (k) of the definition of “Permitted Indebtedness” in Section 13.1(Definitions) is amended in its entirety and replaced with the following:
“(k)    unsecured Indebtedness in respect of corporate credit card programs (including American Express®, Visa® and MasterCard® products) in an aggregate principal amount not to exceed Two Million Dollars ($2,000,000) in the aggregate at any time;”

3.    Limitation of Amendment.
3.1    The amendment set forth in Section 2, above, is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (A) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (A) otherwise prejudice any right or remedy which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.
3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4.    Representations and Warranties. To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:
4.1    Immediately after giving effect to this Amendment (A) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (A) no Event of Default has occurred and is continuing;
4.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3    The organizational documents of Borrower most recently delivered to Collateral Agent and Lenders are true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment do not and will not contravene (A) any material Requirement of Law binding on or affecting Borrower, (A) any material agreement by which Borrower is bound in a manner that constitutes an event of default thereunder, (A) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (A) the organizational documents of Borrower;
4.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made or is being obtained pursuant to Section 6.1(b) of the Loan Agreement; and
4.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment.
6.    Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Collateral Agent and Lenders of this Amendment.
7.    Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.
[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

COLLATERAL AGENT: OXFORD FINANCE LLC By: /s/ Colette H. Featherly Name: Colette H. Featherly Title: Senior Vice President	BORROWER: HALOZYME THERAPEUTICS, INC. By: /s/ Laurie Stelzer Name: Laurie Stelzer Title: Senior Vice President, CFO
LENDERS: OXFORD FINANCE LLC By: /s/ Colette H. Featherly Name: Colette H. Featherly Title: Senior Vice President	HALOZYME, INC. By: /s/ Laurie Stelzer Name: Laurie Stelzer Title: Senior Vice President, CFO
SILICON VALLEY BANK By: /s/ Kristine Rohmer Name: Kristine Rohmer Title: Vice President

4